Exhibit 10.2

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN EXEMPTION THEREFROM.

CONVERTIBLE PROMISSORY NOTE

US$200,000 July 24, 2013

For value received GTX Corp, a Nevada corporation (“Payor”) promises to pay to Atlantic Footcare, Inc., a Rhode Island corporation with a principal place of business at 55 Locust Lane, Oakland, RI 02852 or its successors and assigns (the “Holder”), the principal sum of US $200,000 on account of the Initial Loan and Subsequent Advances (each as defined in the Purchase Agreement referred to below) on the terms set forth below. Interest on the outstanding principal amount shall accrue at the rate of 6% per annum (“Interest Rate”) or at the Default Rate, as herein defined. Interest shall commence on the date hereof and shall continue on the outstanding principal until paid in full. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

This Note (the “Note”) is issued pursuant to the terms of that certain Securities Purchase Agreement (the “Purchase Agreement”) between Payor and the Holder. All of the terms, covenants and conditions of the Purchase Agreement are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Purchase Agreement.

1.                  Definitions. The following terms shall have the meanings herein specified:

“Capital Stock” means any of the current or future authorized class or series of capital stock of Payor, including but not limited to Common Stock and Preferred Stock.

“Common Stock” means authorized Common Stock, $.001 par value, of Payor, and shall include any other class or series of capital stock of Payor that is not limited to a fixed sum in respect of the rights of the holder thereof to participate in the liquidation or winding up of Payor.

“Conversion Notice” shall have the meaning set forth in Section 2(a).

“Conversion Shares” means the shares of Common Stock, or such other shares of Capital Stock, issuable upon conversion of this Note.

“Event of Default” means an event specified in Section 4 hereof.

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“Excluded Securities” means (i) securities issued as a result of any stock split, stock dividend or reclassification of Common Stock or Preferred Stock, distributable on a pro rata basis to all holders of Common Stock or Preferred Stock; (ii) securities issued pursuant to a stock option plan, deferred compensation plan, or other compensation arrangement approved by the Board of Directors of Payor to consultants (as defined in the Payor’s Equity Incentive Plan), employees or directors of the Payor in existence as of the date hereof; and (iii) securities issued pursuant to a transaction that Payor has described to the Holder in reasonable detail prior to entering into same and as to which the Holder has provided its prior written consent (which consent may be withheld in the discretion of the Holder).

“Holder” is defined in the preamble hereto.

“Maturity Date” means November 13, 2014 or such other date to which such date may be extended by mutual agreement of the parties hereto.

“Preferred Stock” means authorized Preferred Stock, $.001 par value, of Payor.

Words of one gender include the other gender; the singular includes the plural; and the plural includes the singular, unless the context otherwise requires.

2.                  Conversion of the Note.

a.                      Election to Convert Common Stock. Holder may, at its option exercisable by written notice (the “Conversion Notice”) to Payor at any time prior to payment in full hereof, elect to convert all of the entire outstanding principal amount of this Note plus the accrued interest on the then outstanding balance into twelve percent (12%) of the Company’s issued and outstanding Common Stock immediately following the issuance thereof, multiplied by a fraction, the numerator of which is the principal amount of this Note then outstanding and the denominator of which is $200,000.

b.                     Delivery of Conversion Shares. The Conversion Shares shall be delivered as follows:

1.                  As promptly as practicable after conversion, Payor shall deliver to Holder, or to such person or persons as are designated by Holder in the Conversion Notice, (1) a certificate or certificates representing the number of shares of Capital Stock into which this Note or portion thereof is to be converted, in such name or names as are specified in the Conversion Notice, and (2) in the case of conversion of the entire remaining principal balance plus accrued unpaid interest hereof, any cash payable in respect of a fractional share. Such conversion shall be deemed to have been effected at the close of business on the date when this Note shall have been surrendered to Payor for conversion, so that the person entitled to receive such Conversion Shares shall be treated for all purposes as having become the record holder of such Conversion Shares at such time.

2.                  In the event that less than the entire outstanding principal and accrued unpaid interest of this Note is converted hereunder pursuant to subsection (a) above, this Note shall not be surrendered for cancellation but shall have the fact and amount of conversion recorded on the face of this Note by writing acknowledged by Holder and Payor. If less than the entire principal balance of this Note is converted, the amount of principal converted shall be reduced to the nearest amount that results in no fractional shares.

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c.                     Reservation of Shares. Payor agrees that, during the period within which this Note may be converted, Payor will at all times have authorized and in reserve, and will keep available solely for delivery upon the conversion of this Note, a sufficient number of shares of Capital Stock and other securities and properties as from time to time shall be receivable upon the conversion of this Note, free and clear of all restrictions on issuance, sale or transfer other than those imposed by law and free and clear of all pre-emptive rights. Payor agrees that the Conversion Shares shall, at the time of such delivery, be validly issued and outstanding, fully paid and non-assessable, and Payor will take all such action as may be necessary to assure that the stated value or par value per share of the Conversion Shares is at all times equal to or less than the Conversion Price.

d.                     Protection Against Dilution; Automatic Conversion upon Maturity.

1.                  In the event of any consolidation with or merger of Payor with or into another corporation (other than a merger or consolidation in which Payor is the surviving or continuing corporation) or any sale, lease or conveyance to another corporation of the property of Payor as an entirety or substantially as an entirety, in either case while any principal or accrued interest remains outstanding under this Note, then Payor shall use its reasonable best efforts to cause such successor, leasing or purchasing corporation, as the case may be, to (i) execute with Holder an agreement providing that Holder shall have the right thereafter to receive upon conversion of this Note solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such consolidation, merger, sale, lease or conveyance by a holder of the number of shares of Capital Stock for which this Note might have been converted immediately prior to such consolidation, merger, sale, lease or conveyance, (ii) make effective provision in its articles of association or otherwise, if necessary, in order to effect such agreement, and (iii) set aside or reserve, for the benefit of Holder, the stock, securities, property and cash to which Holder would be entitled upon conversion of this Note. In the event Payor is not able to cause such events in (i) – (iii) above to occur, then the provisions of Section 3(b) shall apply.

2.                  In the event of any reclassification or change of the Capital Stock into which this Note may be converted (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in the event of any consolidation or merger of another corporation into Payor in which Payor is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the Capital Stock into which this Note may be converted (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), in either case while any principal or accrued interest remains outstanding under this Note, then Holder shall have the right thereafter to receive upon conversion of this Note solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of the number of shares of Capital Stock for which this Note might have been converted immediately prior to such reclassification, change, consolidation or merger.

3.                  Notwithstanding anything herein to the contrary, on the Maturity Date, unless this Note has been previously paid in full, this Note shall be automatically converted pursuant to this Section 2.

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3.                  Payment of the Note – Principal and Interest

a.                     Term. The Maturity Date may be extended by mutual agreement of the Payor and the Holder. At any time after the Maturity Date (as it may be extended pursuant to this Section 3(a)), Holder may proceed to collect such unconverted principal and accrued interest. All payments of interest and principal shall be in lawful money of the United States of America and shall be made to Holder at the address stated in Section 9 below. All payments shall be applied first to accrued interest, and thereafter to principal.

b.                     Payment on Event of Default. If any Event of Default occurs hereunder, then, at the option and upon the declaration of Holder of this Note and upon written notice to Payor (which election and notice shall not be required in the case of an Event of Default under Section 4(c) or 4(d) or in a re-occurring Event of Default under Section 4(a) or 4(b)) and Payor’s subsequent failure to cure any such Event of Default under Section 4(d) within the referenced 60-day period, this Note shall accelerate and all principal and unpaid accrued interest that has not been converted into Common Stock pursuant to Section 2 above shall become due and payable, and, at any time thereafter, Holder may proceed to collect such unconverted principal and accrued interest and/or proceed with its remedies under any collateral document.

c.                     Default Interest Rate. In the event Payor fails to pay the entire unpaid principal balance when due or interest when due, Payor shall pay a default penalty (the “Default Penalty”) in an amount equal to 6% of the then outstanding principal and accrued and outstanding interest under this Note and the entire unpaid principal balance, accrued and outstanding interest, and the Default Penalty (if not paid) shall thereafter bear interest at a default interest rate equal to the lower of 18% per annum or the highest rate permitted by law (the “Default Rate”).

d.                     Prepayment. Payor may prepay this Note at any time after one month following the date hereof; provided that Payor shall give Holder at least 30 calendar days advance written notice of Payor’s intent so to prepay and Holder shall have the right to convert all or any portion of this Note, as applicable, pursuant to Section 2(b) at any time during such 30 calendar day period.

e.                     Attorney’s Fees. If an Event of Default shall occur hereunder, Payor shall pay all reasonable attorneys’ fees and court costs incurred by Holder in enforcing and collecting this Note.

4.                  Events of Default. The occurrence of any one or more of the following, if uncured within twenty (20) days from written notice thereof with respect to subsections (a) and (b) only and only in the first instance of such failure or breach and any instance thereafter, upon the occurrence, shall constitute an “Event of Default”:

a.                     Payor fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable;

b.                     Payor breaches any of its representations, warranties, covenants (including failure to issue shares upon conversion of the Note) or agreements set forth in the Agreement, the Purchase Agreement, this Note or any other agreement between Payor and Holder;

c.                     Payor files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing;

d.                     An involuntary petition is filed against Payor under any bankruptcy statute now or hereafter in effect, unless such petition is dismissed or discharged within sixty (60) days thereafter, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Payor;

e.                     Payor fails to make any payment in respect of any indebtedness when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such indebtedness, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such indebtedness to cause such indebtedness to be declared to be due and payable prior to its stated maturity (without regard to any subordination terms with respect thereto); or

f.                       Without the prior written consent of Holder, any transaction or series of related transactions after which any person or group of related persons who was not a controlling equity holder of the Company immediately prior to such transaction acquires the right to appoint a majority of the board of directors (or equivalent governing body) of the Company or beneficial ownership or voting control of more than 50% of the Capital Stock of the Company.

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5.                  Transfer.

a.                     In order to transfer this Note, Holder, or its duly authorized representative, shall provide Payor a copy of an assignment duly executed by Holder hereof, but in no event shall this Note be transferred to a third party unrelated to Holder, unless an Event of Default under Section 4(a) of this Note has been declared by Holder. In the event that Holder seeks to make a transfer of this Note to an unrelated party in the absence of registration under the 1933 Act and any applicable state securities laws, Holder shall furnish an opinion of counsel satisfactory in form and in substance to Payor that such transfer is exempt from registration under the 1933 Act and any applicable state securities laws.

b.                     This Note is, and each certificate representing Conversion Shares shall be, stamped or otherwise imprinted with a legend substantially in the following form:

“The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws and may not be reoffered, sold, transferred, pledged, or otherwise disposed of except pursuant to (1) registration under such act or laws or (2) an exemption from registration under such act or laws.”

6.                  Loss or Mutilation of Note. Upon receipt by Payor of evidence reasonably satisfactory to Payor of the loss, theft, destruction or mutilation of this Note, together with an indemnity reasonably satisfactory to Payor, in the case of loss, theft, or destruction, or the surrender and cancellation of this Note, in the case of mutilation, Payor shall execute and deliver to Holder a new Note of like tenor and denomination as this Note.

7.                  Waiver or Amendment. Any term of this Note may be amended or waived with the written consent of Payor and Holder. The failure of Holder to enforce at any time any of the provisions of this Note shall not, absent an express written waiver signed by Holder specifying the provision being waived, be construed to be a waiver of any such provision, nor in any way to affect the validity of this Note or any part hereof or the right of Holder thereafter to enforce each and every such provision. No waiver of any breach of this Note shall be held to be a waiver of any other or subsequent breach.

8.                  Taxes. Payor agrees that it will pay, when due and payable, any and all stamp, original issue or similar taxes which may be payable in respect of the issue of this Note and/or any Conversion Shares or certificates therefor. Payor shall not, however, be required to pay any stamp, original issue or similar tax which may be payable in respect of any transfer involved in the transfer and delivery of stock certificates to a person other than of Holder.

9.                  Compliance with Usury Laws. It is the intention of the parties to conform strictly to the applicable usury laws, whether pursuant to state, federal or other applicable law, that are applicable to this Note. All agreements between Payor and Holder, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no event, shall the amount paid or agreed to be paid to Holder under this Note, exceed the maximum amount permissible under applicable usury laws. If, under any circumstances, fulfillment of any provision hereof at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if under any circumstances Holder shall ever receive an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing hereunder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and such other indebtedness, the excess shall be deemed to have been a payment made by mistake and shall be refunded to the Payor. The terms and provisions of this Section shall control and supersede every other provision of this Note, as applicable.

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10.              Notices. All notices or other communications to a party required or permitted hereunder shall be in writing and shall be delivered personally or by facsimile (receipt confirmed electronically) to such party (or, in the case of an entity, to an executive officer of such party) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

if to Holder to:

Atlantic Footcare, Inc.

55 Locust Lane

Oakland, RI 02852

Attention: John M. Carroll

if to Payor to:

GTX Corp.

117 W. 9th Street

Suite 1214

Los Angeles, CA 90015

Attention: Patrick Bertagna

Any party may change the above specified recipient and/or mailing address by notice to all other parties given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile, provided that any such facsimile is received during regular business hours at the recipient’s location) or on the day shown on the return receipt (if delivered by mail or delivery service).

11.              Headings. The titles and headings to the Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Note. This Note shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Note to be drafted.

12.              Governing Law; Waiver of Jury Trial. This Note shall be governed by and construed under the laws of the State of New York, without giving effect to conflicts of laws principles that would require the application of the laws of any other jurisdiction. THE PARTIES EACH HEREBY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, WAIVE THEIR RESPECTIVE RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS.

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In Witness Whereof, the Payor has executed this Note as of the date first written above.

PAYOR

GTX Corp.,

a Nevada corporation

By: _/s/ Patrick Bertagna _______

Name: Patrick Bertagna

Title: President and CEO